IN THE UNITED STATES COURT OF APPEALS
                           FOR THE THIRD CIRCUIT


                               NO. _________


           NORFOLK SOUTHERN CORPORATION, a Virginia corporation,
              ATLANTIC ACQUISITION CORPORATION, a Pennsylvania
                    corporation AND KATHRYN B. McQUADE,
                                Appellants

                                    v.

         CONRAIL INC., a Pennsylvania corporation, DAVID M. LEVAN,
           H. FURLONG BALDWIN, DANIEL B. BURKE, ROGER S. HILLAS,
       CLAUDE S. BRINEGAR, KATHLEEN FOLEY FELDSTEIN, DAVID B. LEWIS,
            JOHN C. MAROUS, DAVID H. SWANSON, E. BRADLEY JONES,
                AND RAYMOND T. SCHULER AND CSX CORPORATION,
                                 Appellees


On Appeal from the United States District Court for the Eastern District of
                               Pennsylvania
                        Civil Action No. 96-CV-7167


                APPELLANTS' MOTION FOR EXPEDITED APPEAL OF
         THE DISTRICT COURT'S JANUARY 9, 1997 ORDER DENYING THEIR
         MOTION AND SUPPLEMENTAL MOTION FOR PRELIMINARY INJUNCTION
          OR, IN THE ALTERNATIVE, FOR AN INJUNCTION PENDING APPEAL



                                         DECHERT PRICE & RHOADS
                                         Mary A. McLaughlin
                                         George G. Gordon
                                         4000 Bell Atlantic Tower
                                         1717 Arch Street
                                         Philadelphia, PA 19103-2703
                                         (215) 994-4000
                                         (215) 994-2222 Facsimile
                                         SKADDEN, ARPS, SLATE, MEAGHER
                                          & FLOM
                                         Steven J. Rothschild
                                         One Rodney Square
                                         P.O. Box 636
                                         Wilmington, DE 19801
                                         (302) 651-3000
                                         (302) 651-3001 Facsimile



               APPELLANTS' MOTION FOR EXPEDITED APPEAL OF THE
        DISTRICT COURT'S JANUARY 9, 1997 ORDER DENYING THEIR MOTION
         AND SUPPLEMENTAL MOTION FOR PRELIMINARY INJUNCTION OR, IN
             THE ALTERNATIVE, FOR AN INJUNCTION PENDING APPEAL


        For the reasons set forth in the accompanying Opening Brief, appellants/plaintiffs-below Norfolk Southern Corporation, Atlantic Acquisition Corporation, and Kathryn B. McQuade hereby move for the following expedited relief:

        1. An Order requiring that appellees/defendants-below file and serve responses to the accompanying Opening Brief by 5:00 p.m. on January 13, 1997 and that appellants/plaintiffs- below file and serve any reply brief by January 14, 1997.

        2. A decision on plaintiffs' appeal from the District Court's January 9, 1997 Order denying their Motion and Supplemental Motion for Preliminary Injunction before the currently scheduled January 17, 1997 shareholders meeting of Conrail, Inc. based on the attached Opening Brief, defendants' response thereto, plaintiffs' reply, if any, and oral argument.

        3. In the alternative, if the Court does not agree to expedite the treatment of the final decision as requested above, plaintiffs request that it adopt the briefing schedule outlined above in connection with their motion for an injunction pending appeal and, for the reasons set forth in the accompanying Opening Brief, request that this Court enjoin defendants, and all persons acting in concert with them or on behalf of them are enjoined from holding any meeting of Conrail's shareholders at which the shareholders will be asked to take any action regarding rights they may have under Subchapter 25E of the Pennsylvania Business
Corporation Law, including any right to opt-out of Subchapter 25E, pending final resolution of plaintiffs' appeal of the District Court's January 9, 1996 Order denying Plaintiffs' Motion and Supplemental Motion for Preliminary Injunction.

        Plaintiffs' counsel has talked with defendants' counsel and informed them that plaintiffs are seeking the expedited briefing schedule set forth above.

                           Respectfully submitted



                            Mary A. McLaughlin
                            George G. Gordon
                            Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                            1717 Arch Street
                            Philadelphia, PA 19103
                            (215) 994-4000
                            (215) 994-2222 (facsimile)
                             Attorneys for Appellants

     Of Counsel:
     Skadden Arps, Slate
     Meagher & Flom (Delaware)
     Steven J. Rothschild
     Andrew J. Turezyn
     Karen L. Valihura
     (Id No. 54269)
     R. Michael Lindsey
     One Rodney Square
     P.O. Box 636
     Wilmington, DE 19899-0636
     (302) 651-3000
             Dated: January 10, 1997